Exhibit 99.1

Luby’s, Inc. Signs Agreement to Sell Luby’s Cafeteria Restaurant Operations to Affiliate of Calvin Gin

Real Estate to be Sold Separately

Part of Execution of Company’s Monetization Plan

HOUSTON, TX – June 21, 2021 – Luby’s, Inc. (“Luby’s” or the “Company”) (NYSE: LUB) today announced the Company has entered into an agreement to sell the Luby’s Cafeteria restaurant business to a newly formed affiliate of Calvin Gin.

The purchase by the Gin affiliate (to be renamed Luby’s Restaurants Corporation following closing of the transaction) will include 32 of the existing locations of Luby’s restaurants, all in Texas (listed below), and ownership of the Luby’s Cafeteria brand. The acquisition of the Luby’s cafeterias business does not include any of the real estate owned by Luby’s, nor does it include any of the Company’s Fuddruckers operations1 or the Company’s Culinary Contract Service business. The structure of the transaction will allow Luby’s to sell its real estate related to its cafeteria restaurant business to third parties and realize the related value for its shareholders. It is currently anticipated, following the closing of the transaction, that almost all employees at the 32 involved locations will be offered positions by the purchaser to remain at those store locations, employment that will likely total over 1,000 associates. It is currently anticipated that the Luby’s Cafeteria operations sale transaction could provide Luby’s with approximately $28.7 million of value (all but a nominal amount of which will be derived from the purchaser’s assumption of Luby’s liabilities and the purchaser’s issuance of notes to Luby’s). There can be no assurance that the Company will realize or receive the full value of such consideration. The Company does not currently plan to adjust the estimated liquidation value of the Company as a result of this transaction. This amount does not include any value that may be obtained through future sales of Luby’s owned real estate underlying 25 of the cafeteria locations.

Mr. Gin, Chief Executive Officer of the purchaser, commented, “We are so pleased to be able to acquire the operation of these Luby’s Cafeteria stores, one of the iconic brands in the Texas restaurant market. This transaction will allow us to continue serving the many loyal Luby’s customers at these locations and to provide long-term employment opportunities for the many associates currently at these locations.”

Gerald Bodzy, Chairman of the Board of Luby’s, commented, “I could not be more pleased than to see Calvin Gin, along with many of the existing management team, able to carry on the fine tradition of Luby’s brand of food and service in Texas that dates back to 1947.”

The sale of the Luby’s Cafeteria operations is another step in the execution of the previously announced plan of Luby’s to sell its assets, pay its liabilities, and return the remaining cash to shareholders under the Company’s previously announced plan of liquidation and dissolution approved by its shareholders on November 17, 2020. The Company and its financial advisor ran a robust sales process for the Luby’s Cafeteria business, contacting over 235 entities before accepting the best offer, which came from the Gin group. Luby’s is actively engaged in attempting to monetize the real estate it owns that is related to its cafeteria restaurant business, including the 25 properties the Company intends to sell to a third party or parties that can, in turn, provide the purchaser operating leases for those properties. The purchaser will also assume the leases for seven Luby’s locations that are currently under lease. Luby’s is being advised by Jones Lang LaSalle on these real estate sales. The Special Committee of the Board of the Company is being advised by Gibson, Dunn & Crutcher LLP on legal matters. The Company is also being advised by Sidley Austin LLP on legal transaction matters. The purchaser is being advised by Winston & Strawn LLP on legal matters.

The agreement between Luby’s and the purchaser is subject to normal and customary conditions for transactions of this nature. The transaction is not subject to a financing contingency. The parties currently anticipate the transaction will close before the end of the Company’s current fiscal year.

[1]	Other than the one “combo” Luby’s/Fuddruckers location listed below in Webster (see below).

About Luby’s

Luby’s, Inc. (NYSE: LUB) previously announced its plan of liquidation and dissolution, which was approved by its shareholders on November 17, 2020. Besides today’s announcement of the agreement to sell the Luby’s Cafeterias business, Luby’s announced last week that it has entered into an agreement to sell its other restaurant brand, Fuddruckers. In addition, Luby’s is actively seeking buyers for its Luby's Culinary Contract Services business segment, which provides food service management to sites consisting of healthcare facilities, corporate dining locations, sports stadiums, as well as sales of certain frozen Luby’s entrees through retail grocery stores. Luby’s also owns real estate assets related to its operations, for which it is also in the process of actively seeking buyers.

About Calvin Gin

Mr. Gin is a member of the storied Gin Family, who established The Flying Food Group by Sue Gin, which has grown to the third largest airline catering company in North America and provides food preparation services for others, including Starbucks, throughout the country. Mr. Gin worked in multiple roles with the Flying Food Group including Vice President for its Starbucks Business Unit. Mr. Gin has two plus decades of entrepreneurial experience not only as a business owner himself, but also as a senior-level executive in management, business development, finance, and operations. He currently is a co-founder or partner in several entities including Helios Visions, WorkPlate, and Charming Studios. Previously, he also served as the Chief Financial Officer with Blue Plate Catering, Ltd. and Applause Food Services, Inc.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding sales of assets, effects of the Company’s Liquidation and Dissolution Plan (the “Plan”), expected value or proceeds attributable to the sale of assets, and expected proceeds to be distributed to stockholders or the timing thereof.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the effects of the COVID-19 pandemic; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q, including information regarding the risks, uncertainties and other factors relating the Plan, the expected net proceeds from the sale of assets, and expected proceeds to be distributed to stockholders.

Luby’s Contact:	John Garilli, Luby’s, Inc. Interim President and CEO
(617) 570-4600
Linvestors@lubys.com

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Luby’s Cafeteria Stores to Be Included in Purchase Agreement

Austin – East Anderson

Beaumont – IH 10 East

Brownsville – Sunrise Mall

Conroe – Longmire

Corpus Christi – Saratoga Blvd.

Dallas – South Hampton

De Soto – North Beckley

El Paso – Hawkins Blvd.

Ft. Worth – Forest Hill

Harlingen – South 99 Sunshine Strip

Houston – East Freeway

Houston – 730 West FM 1960

Houston – Fuqua

Houston – South Mason, Katy

Houston – Meyer Park

Houston – 11250 Northwest Fwy

Houston – 19668 Northwest Fwy

Houston – Spring Cypress

Houston – Veterans Memorial

Houston – Westminster Plaza

Kingwood – Highway 59

Laredo – West Calton Road

McAllen – North 10th Street

Pharr

Port Arthur – Highway 73

San Antonio – Floyd Curl

San Antonio – Fredericksburg Rd.

San Antonio – Las Palmas

San Antonio – West Loop 1604 North

San Antonio – S.E. Military

Stafford – West Airport Blvd.

Webster – Gulf Fwy

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